UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2024

NOTABLE LABS, LTD.

(Exact name of registrant as specified in charter)

Israel	001-36581	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Hatch Drive
Foster City, California	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 851-2410

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.35 each	NTBL	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2024, Dr. Thomas A. Bock resigned from his positions as Director and as Chief Executive Officer of Notable Labs, Ltd. (the “Company” or “Notable”). Simultaneously, on such date, Dr. Joseph Wagner, the Company’s Chief Scientific Officer, was also appointed as Chief Executive Officer on an interim basis while the Board of Directors completes a search for a new Chief Executive Officer.

Dr. Bock’s resignation from the Board of Directors was not as a result of any disagreement with the Company relating to the Company’s operations, polices or practices.

The Company has agreed to retain Dr. Bock on a consulting basis for a period of three years, for a monthly fee of $21,875 during the first year and $10,937 during the second and third years, and reimburse Dr. Bock’s COBRA premiums for a period of up to 18 months. In addition, the Company agreed to extend the exercisability period of Dr. Bock’s outstanding stock options through the tenth anniversary of the applicable grant date.

Dr. Wagner, age 57, joined Notable as its Chief Scientific Officer in June 2020 and has more than 20 years of experience developing therapeutics and diagnostics. Dr. Wagner previously served as the Executive Director of University of California Drug Discovery Consortium from September 2017 to February 2020 and was an independent consultant from March 2020 to May 2020, prior to joining Notable. A pharmacologist by training, Dr. Wagner has spent the majority of his biotechnology industry career focused on building teams and organizations primarily focused on developing small molecule and biologic therapeutics from bench studies through to Phase 2 clinical trials at companies including BriaCell Therapeutics, OncoCyte and Cell Targeting, where he served in CEO/CTO roles. Dr. Wagner has led programs in a variety of indications, including oncology, neurology and cardiovascular disease, and has led bioinformatic efforts to develop novel targets, biomarkers and companion diagnostics. Dr. Wagner received his bachelor’s in neuroscience from the University of Rochester and his Ph.D. in pharmacology from Duke University.

Pursuant to his existing employment agreement, dated June 15, 2020 (the “Wagner Agreement”), Dr. Wagner is entitled to an annual base salary of $300,000 (which was most recently increased to $408,000 by Notable’s board of directors on April 1, 2024), payable in substantially equal periodic installments in accordance with our payroll practices. In addition, Dr. Wagner is entitled to receive, subject to employment by us on the applicable date of bonus payout, an annual target discretionary bonus equal to 25% of his annual base salary (which was increased to 30% by Notable’s board of directors on April 1, 2024), payable at the discretion of the Board, based upon metrics to be mutually agreed upon by Dr. Wagner and our Chief Executive Officer. Pursuant to the Wagner Agreement, Dr. Wagner is also eligible to receive healthcare benefits as may be provided from time to time by us to our employees generally, and to receive paid time off annually in accordance with our policies in effect from time to time. Additionally, the Wagner Agreement provides that Dr. Wagner is eligible to receive reimbursement for ordinary and reasonable out-of-pocket business expenses incurred by him in furtherance of our business.

Under the terms of the Wagner Agreement, in the event that Dr. Wagner’s employment is terminated other than for Cause, or Dr. Wagner terminates his employment for Good Reason (each as defined in the Wagner Agreement), then, in addition to the accrued obligations and the bonus (if deemed earned), Dr. Wagner shall receive the following, subject to his execution of a release:

(1)	Payment of a lump sum amount equal to three months of Dr. Wagner’s then-current base salary, less all customary and required taxes and employment-related deductions, paid on the first payroll date following the date on which the release becomes effective and non-revocable, but not after 70 days following the effective date of termination from employment.

(2)	we shall continue to provide Dr. Wagner medical insurance coverage to the same extent that such insurance continues to be provided to Dr. Wagner at the time of his termination with the cost of the premium for such benefits paid by us, until the earlier to occur of: (i) three months following Dr. Wagner’s termination date, or (ii) the date Dr. Wagner becomes eligible for medical benefits with another employer.

(3)	Dr. Wagner’s equity interests (if any) shall accelerate in an amount equal to the amount that would have vested for a period of 12 months following the date of Dr. Wagner’s termination and such amounts shall be deemed fully vested as of such date. In addition, Dr. Wagner’s time to exercise any time-based equity interests shall be extended for 12 months following his date of termination.

The Wagner Agreement further provides that, in the event that his employment is terminated by us without Cause or by him for Good Reason, and such termination occurs within the 12-month period following a Change of Control (as defined in the Wagner Agreement), or 90 days preceding the earlier to occur of a Change of Control or the execution of a definitive agreement the consummation of which would result in a Change of Control, then in lieu of the payments and benefits described above, Dr. Wagner shall be entitled to receive, subject to his execution and non-revocation of a release in favor of us, (i) a lump sum cash payment equal to three months of his then current base salary, (ii) full acceleration of all time-based stock options and other time-based stock-based awards held by Dr. Wagner, and the time Dr. Wagner has to exercise any time-based equity interests shall be extended for 12 months following his date of termination, and (iii) we shall continue to provide Executive medical insurance coverage to the same extent that such insurance continues to be provided to Dr. Wagner at the time of Dr Wagner’s termination with the cost of the premium for such benefits paid by us, until the earlier to occur of: (i) three months following Dr. Wagner’s termination date, or (ii) the date Dr. Wagner becomes eligible for medical benefits with another employer.

Item 7.01. Regulation FD Disclosure.

On August 26, 2024, the Company issued a press release announcing the above-referenced management changes. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release issued August 26, 2024
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTABLE LABS, LTD.

Date: August 26, 2024	By:	/s/ Scott A. McPherson
	Name:	Scott A. McPherson
	Title:	Chief Financial Officer